Exhibit 24.2

FIRST NATIONAL FUNDING LLC

OFFICER’S CERTIFICATE

June 17, 2022

The undersigned hereby certifies that she is the duly elected, qualified and acting Senior Vice President of First National Funding Corporation, a Nebraska corporation (the “Corporation”), the Managing Member of First National Funding, LLC, a Nebraska limited liability company (the “Company”), and that the attached resolutions are a true and correct copy of the resolutions duly adopted by unanimous written consent of the Board of Directors of the Corporation as of May 25, 2022, which resolutions have not been amended, modified or superseded and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

By	/s/ Lori L. Niemeyer
Lori L. Niemeyer, Senior Vice President

NOW, THEREFORE, BE IT RESOLVED, that First National Funding LLC (the “LLC”), as depositor and registrant, hereby authorizes the filing of a registration statement on Form SF 3 with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the Note Trust’s asset backed notes related to the credit card receivables, with a maximum public offering price of up to $4,000,000,000, such amount representing the principal amount of any such notes issued (the “Securities”);

RESOLVED, that Nicholas W. Baxter, Lori L. Niemeyer and Anthony Cerasoli (collectively, the “Authorized Signatories” and each an “Authorized Signatory”) be, and each of them hereby is, authorized and empowered in the name and on behalf of the Corporation, as managing member of the LLC, to prepare, execute (personally or by attorney in fact) and file with the SEC the registration statement on Form SF 3 and that any two such Authorized Signatories be, and each of them hereby is, authorized and empowered in the name and on behalf of the Corporation, as managing member of the LLC, to prepare, execute (personally or by attorney in fact) and file with the SEC, such amendments (including, without limitation, pre effective amendments and post effective amendments) to the registration statement and such amendments or supplements to the prospectus or prospectuses forming a part thereof (collectively, the registration statement on Form SF 3, all such amendments and all such prospectuses and prospectus supplements are referred to as the “Registration Statement”) as such Authorized Signatories may deem necessary or advisable and shall approve, the execution or authorization for filing thereof by such Authorized Signatories to be conclusive evidence of such approval;

RESOLVED, that any one Authorized Signatory be, and hereby is, authorized to execute and file such other instruments and documents, make all payments, and to take such other action as any Authorized Signatory may deem necessary or advisable in order to effect such filings, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect as long as such Authorized Signatories deem it to be in the best interest of the LLC;

RESOLVED, any one Authorized Signatory, be, and hereby is, designated to act on behalf of the Corporation, as managing member of the LLC and of the LLC, as agent for service in respect of matters relating to the Registration Statement, with the powers enumerated in Rule 478 of the Rules and Regulations of the SEC under the Securities Act.